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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the inclusion in the registration statement of Capital Trust (f/k/a California Real Estate Investment Trust) on Form S-1 (File No. 333-37271), of our report dated February 14, 1997, on our audits of the consolidated financial statements and financial statement schedules of Capital Trust (f/k/a/ California Real Estate Investment Trust) and its subsidiary as of December 31, 1996 and 1995 and for the years ended December 31, 1996, 1995 and 1994. We also consent to the references to our firm under the caption "Experts."

                                          Coopers & Lybrand L.L.P.

San Francisco, California

December 8, 1997